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Exhibit 21

                          Microware Systems Corporation
                         Subsidiaries of the Registrant

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                                                         State or Jurisdiction
                                                           of Incorporation
                     Name                                   or Organization
     -----------------------------------------------     -----------------------
     Microware Systems Corporate Park, Inc.              Iowa
     Microware Systems Ltd.                              United Kingdom
     Microware Systems France S.A.R.L.                   France
     Microware Systems K.K.                              Japan

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